EXHIBIT 3.1
                                                                    -----------


                          SECOND AMENDED AND RESTATED

                                    BY-LAWS

                                       of

                           EXLSERVICE HOLDINGS, INC.

                            (A Delaware Corporation)

                            ________________________


                                   ARTICLE 1

                                  DEFINITIONS

         As used in these By-laws, unless the context otherwise requires, the term:

         1.1 "ASSISTANT SECRETARY" means an Assistant Secretary of the Corporation.

         1.2 "ASSISTANT TREASURER" means an Assistant Treasurer of the Corporation.

         1.3      "BOARD" means the Board of Directors of the Corporation.

         1.4 "BY-LAWS" means these Amended and Restated By-Laws of the Corporation, as further amended from time to time.

         1.5      "CERTIFICATE OF INCORPORATION" means the Amended and Restated
Certificate  of  Incorporation   of  the   Corporation,   as  further  amended,
supplemented or restated from time to time.

         1.6 "CHAIRMAN" means the Chairman of the Board of Directors of the Corporation.

         1.7      "CEO" means the Chief Executive Officer of the Corporation.


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         1.8      "CHIEF FINANCIAL  OFFICER" means the Chief Financial  Officer of the Corporation.

         1.9      "CONTROLLER" means the Controller of the Corporation.

         1.10     "CORPORATION" means ExlService Holdings, Inc.

         1.11     "DIRECTORS" means directors of the Corporation.

         1.12 "ENTIRE BOARD" means all then authorized directors of the Corporation.

         1.13 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

         1.14 "IPO DATE" means the date upon which the Corporation consummates the initial public offering of shares of common stock of the Corporation pursuant to an effective Registration Statement filed under the Securities Act.

         1.15 "GENERAL CORPORATION LAW" means the General Corporation Law of the State of Delaware, as amended from time to time.

         1.16 "OFFICE OF THE CORPORATION" means the executive office of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.

         1.17     "PRESIDENT" means the President of the Corporation.

         1.18     "SECRETARY" means the Secretary of the Corporation.

         1.19 "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute thereto.

         1.20     "STOCKHOLDERS" means stockholders of the Corporation.

         1.21     "TREASURER" means the Treasurer of the Corporation.

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         1.22     "VICE PRESIDENT" means a Vice President of the Corporation.


                                   ARTICLE 2

                                  STOCKHOLDERS

         2.1 PLACE OF MEETINGS. Every meeting of Stockholders may be held at such place, within or without the State of Delaware, as may be designated by resolution of the Board from time to time. The Board may, in its sole discretion, determine that the meeting of Stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Delaware law.

         2.2 ANNUAL MEETING. If required by applicable law, a meeting of Stockholders shall be held annually for the election of Directors at such date and time as may be designated by resolution of the Board from time to time. Any other business may be transacted at the annual meeting as shall have been properly brought before the meeting.

         2.3 SPECIAL MEETINGS. Unless otherwise prescribed by applicable law and subject to the express terms of any series of shares of preferred stock, special meetings of Stockholders may be called only by (a) the Chairman or (b) a majority of the members of the Board, and may not be called by any other person or persons. Business transacted at any special meeting of Stockholders shall be limited to the purpose stated in the notice.

         2.4 FIXING RECORD DATE. For the purpose of (a) determining the Stockholders entitled (i) to notice of or to vote at any meeting of Stockholders or any adjournment thereof or (ii) to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock;

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or (b) any other lawful action,  the Board may fix a record date,  which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date, unless otherwise required by applicable law, shall not be (y) in the case of clause (a)(i) above, more than 60 nor less than 10 days before the date of such meeting and (z) in the case of clause (a)(ii) or (b) above, more than 60 days prior to such action. If no such record date is fixed:

                  2.4.1    the  record   date  for   determining   Stockholders
entitled to notice of or to vote at a meeting of Stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held; and

                  2.4.2 the record date for determining Stockholders for any purpose other than those specified in Section 2.4.1 hereof shall be the close of business on the day on which the Board adopts the resolution relating thereto. When a determination of Stockholders of record entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this
Section 2.4, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

         2.5 NOTICE OF MEETINGS OF STOCKHOLDERS. Whenever under the provisions of applicable law, the Certificate of Incorporation or these By-laws, Stockholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting,

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and, in the case of a special  meeting,  the purpose or purposes  for which the meeting is called. Unless otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, notice of any meeting shall be given, not less than 10 nor more than 60 days before the date of the meeting, to each Stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Any meeting of Stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

         2.6 WAIVERS OF NOTICE. Whenever giving notice to Stockholders is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, given by the person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a

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meeting for the express purpose of objecting,  at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any waiver of notice unless so required by applicable law, the Certificate of Incorporation or these By-laws.

         2.7 LIST OF STOCKHOLDERS. The Secretary shall prepare and make, at least 10 days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, the Stockholder's agent, or attorney, at the Stockholder's expense, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation, or on a reasonably accessible electronic network as provided by applicable law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for examination as provided by applicable law. Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible for election to any office at such meeting. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to

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examine  the  stock  ledger,  the  list of  Stockholders  or the  books  of the
Corporation, or to vote in person or by proxy at any meeting of Stockholders.

         2.8 QUORUM OF STOCKHOLDERS; ADJOURNMENT. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, at each meeting of Stockholders, the presence in person or by proxy of the holders of a majority in voting power of all outstanding shares of stock entitled to vote at the meeting of Stockholders, shall constitute a quorum for the transaction of any business at such meeting, except that, where a separate vote by a class or series of classes is required, a quorum shall consist of no less than a majority in voting power of the shares of such classes or series of classes. When a quorum is present to organize a meeting of Stockholders and for purposes of voting on any matter, the quorum for such meeting or matter is not broken by the subsequent withdrawal of any Stockholder. In the absence of a quorum, the person presiding over the meeting or the holders of a majority in voting power of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; PROVIDED, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         2.9 VOTING; PROXIES. Unless otherwise provided in the Certificate of Incorporation, every Stockholder entitled to vote at any meeting of Stockholders shall be entitled to one vote for each share of stock held by such

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Stockholder which has voting power upon the matter in question.  At any meeting of Stockholders, all matters, except as otherwise provided by the Certificate of Incorporation, these By-laws, the rules and regulations of any stock exchange applicable to the Corporation, applicable law or pursuant to any rules or regulations applicable to the Corporation or its securities, shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. At all meetings of Stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect Directors as more fully provided under Section 3.3. Each Stockholder entitled to vote at a meeting of
Stockholders  may  authorize   another  person  or  persons  to  act  for  such
Stockholder by proxy but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date.

         2.10 VOTING PROCEDURES AND INSPECTORS OF ELECTION AT MEETINGS OF STOCKHOLDERS. The Board, in advance of any meeting of Stockholders, may, and shall if required by applicable law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may, and shall if required by applicable law, appoint one or more inspectors to act at the

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meeting.  Each  inspector,  before  entering  upon the  discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
(e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

         2.11 CONDUCT OF MEETINGS; DIRECTOR NOMINATIONS; MEETING BUSINESS AND OTHER STOCKHOLDER Proposals.

                  2.11.1. CONDUCT OF MEETINGS: The Board may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. At each meeting of Stockholders, the

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CEO,  or in the  absence of the CEO,  the  President,  or in the absence of the
President, the Chairman, or if there is no Chairman or if there be one and the Chairman is absent, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall preside over the meeting. Except to the extent inconsistent with such rules and regulations as are adopted by the Board, the person presiding over any meeting of Stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting applicable to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not

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properly  brought  before the meeting shall not be  transacted  or  considered.
Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary, or in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting, respectively, shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board, and in case the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.

                  2.11.2. DIRECTOR NOMINATIONS: Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at an annual meeting or special meeting of Stockholders only (i) by or at the direction of the Board, (ii) by any nominating committee designated by the Board or (iii) by any Stockholder of the Corporation who was a Stockholder of record of the Corporation at the time the notice provided for in this Section
2.11 is delivered to the Secretary, who is entitled to vote for the election of Directors at the meeting and who complies with the applicable provisions of
Section 2.11.4 hereof (persons nominated in accordance with (iii) above are referred to herein as "Stockholder nominees").

                  2.11.3. MEETING BUSINESS: At any annual meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of

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Stockholders,  (i) business  must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or
(iii) otherwise properly brought before the meeting by a Stockholder who was a Stockholder of record of the Corporation at the time the notice provided for in this Section 2.11 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the applicable provisions of Section 2.11.4 hereof (business brought before the meeting in accordance with (iii) above is referred to as "Stockholder business").

                  2.11.4. OTHER STOCKHOLDER PROPOSALS: In addition to any other applicable requirements, at any annual or special meeting of Stockholders
(i) all nominations of Stockholder nominees must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the "Notice of Nomination") and (ii) all proposals of Stockholder business must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the "Notice of Business"). To be timely, the Notice of Nomination or the Notice of Business, as the case may be, must be delivered personally to, or mailed to, and received at the Office of the Corporation, addressed to the attention of the Secretary, (i) in the case of the nomination of a person for election to the Board or business to be conducted, at an annual meeting of Stockholders, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the date of the prior year's annual meeting of Stockholders or (ii) in the case of the nomination of a person for election to the Board at a special meeting of Stockholders, not more than one hundred and twenty (120) days prior to and not

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less than the later of (a) ninety  (90) days prior to such  special  meeting or
(b) the tenth (10th) day following the day on which the notice of such special meeting was made by mail or Public Disclosure (as defined below); provided, however, that in the event that either (i) the annual meeting of Stockholders is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the first anniversary of the prior year's annual meeting of Stockholders, (ii) no annual meeting was held during the prior year or (iii) in the case of the Corporation's first annual meeting of Stockholders following its IPO Date, notice by the Stockholder to be timely must be received (i) no earlier than one hundred and twenty (120) days prior to such annual meeting and
(ii) no later than the later of ninety (90) days prior to such annual meeting or ten (10) days following the day the notice of such annual meeting was made by mail or Public Disclosure, regardless of any postponement, deferral or adjournment of the meeting to a later date. In no event shall the Public Disclosure of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination or Notice of Business, as applicable.

         Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered at the Office of the Corporation, addressed to the attention of the

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Secretary,  not  later  than the close of  business  on the  tenth  (10th)  day following the day on which such public announcement is first made by the Corporation.

         The Notice of Nomination shall set forth (i) the name and record address of the Stockholder and/or beneficial owner proposing to make nominations, as they appear on the Corporation's books, (ii) the class and number of shares of stock held of record and beneficially by such Stockholder and/or such beneficial owner, (iii) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (iv) all information regarding each Stockholder nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Exchange Act and the written consent of each such Stockholder nominee to being named in a proxy statement as a nominee and to serve if elected and (v) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such nominations were a participant in a solicitation subject to Section 14 of the Exchange Act or any successor statute thereto. The Corporation may require any Stockholder nominee to furnish such other information as it may reasonably require to determine the eligibility of such Stockholder nominee to serve as a Director of the Corporation. The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed nomination of a Stockholder nominee was not made in accordance with the foregoing procedures and, if he or she should so determine, shall so declare to the meeting, and the defective nomination shall be disregarded.


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         The Notice of Business shall set forth (i) the name and record address of the Stockholder and/or beneficial owner proposing such Stockholder business, as they appear on the Corporation's books, (ii) the class and number of shares of stock held of record and beneficially by such Stockholder and/or such beneficial owner, (iii) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business, (iv) a brief description of the Stockholder business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment, and the reasons for conducting such Stockholder business at the annual meeting, (v) any
material   interest  of  the  Stockholder   and/or  beneficial  owner  in  such
Stockholder business and (vi) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such Stockholder business were a participant in a solicitation subject to
Section 14 of the Exchange Act. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at the annual meeting of Stockholders except in accordance with the procedures set forth in Section
2.11.3 and this Section 2.11.4, provided, however, that nothing in this Section
2.11.4 shall be deemed to preclude discussion by any Stockholder of any business properly brought before the annual meeting in accordance with said procedures. Notwithstanding anything else to the contrary in these By-laws, any Stockholder business may be excluded if the exclusion of such Stockholder business is permitted by the applicable regulations of the Securities and Exchange Commission. Only such business shall be conducted at a special meeting

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of Stockholders as shall have been brought before the special meeting  pursuant to the Corporation's notice of meeting. The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the foregoing procedures and, if he or she should so determine, shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

         Notwithstanding the foregoing provisions of this Section 2.11, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present the Stockholder nomination or the Stockholder business, as applicable, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

         For purposes of this Section 2.11, "Public Disclosure" shall be deemed to be first made when disclosure of such date of the annual or special meeting of Stockholders, as the case may be, is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

         Notwithstanding the foregoing, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

         2.12 ORDER OF BUSINESS. The order of business at all meetings of Stockholders shall be as determined by the person presiding over the meeting.


                                   ARTICLE 3

                                   DIRECTORS

         3.1 GENERAL POWERS. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these By-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

         3.2 NUMBER; QUALIFICATION; TERM OF OFFICE. Except as otherwise provided in the Certificate of Incorporation, the Board shall consist of no fewer than 6 nor more than 12 members, the number thereof to be determined from time to time by resolution of the Board. Directors need not be Stockholders. Each Director shall hold office until a successor is duly elected and qualified or until the Director's earlier death, resignation, disqualification or removal. The Board (other than those Directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of the Certificate of Incorporation (the "Preferred Stock Directors")) shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I Directors shall initially serve until the first annual meeting of Stockholders held after the IPO Date; Class II Directors shall initially serve until the second annual meeting of Stockholders held after the IPO Date; and Class III Directors shall initially serve until the third annual meeting of Stockholders held after the IPO Date. Commencing with the first annual meeting of Stockholders held after the IPO Date,

Directors of each class the term of which shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of Stockholders and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of Directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal as possible.

         3.3 ELECTION. Directors shall, except as otherwise required by applicable law or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of Stockholders by the holders of shares present in person or represented by proxy at the meeting and entitled to vote in the election.

         3.4 NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Unless otherwise provided by applicable law or the Certificate of Incorporation and subject to the rights of the holders of any series of Preferred Stock then outstanding, any newly created Directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office although less than a quorum, or by a sole remaining Director, and Directors so chosen shall hold office until the expiration of the term of office of the Director whom he or she has replaced and until his or her successor is duly elected and qualified or until such Director's earlier death, disqualification, resignation or removal. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent
Director. When any Director shall give notice of resignation effective at a future date, the Board may fill such vacancy to take effect when such resignation shall become effective in accordance with the General Corporation Law.

         3.5 RESIGNATION. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

         3.6 REMOVAL. Except for Preferred Stock Directors, any Director, or the Entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of at least 66-2/3% of the total voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

         3.7 COMPENSATION. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees (payable in cash or equity) for attendance at Directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this Section 3.7 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

         3.8 REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such times and at such places within or without the State of Delaware as shall from time to time be determined by the Board.

         3.9 SPECIAL MEETINGS. Special meetings of the Board may be held at any time or place, within or without the State of Delaware, whenever called by the Chairman, the CEO, the President or the Secretary or by any two or more Directors then serving as Directors on at least 24 hours' notice to each Director given by one of the means specified in Section 3.12 hereof other than by mail, or on at least three days' notice if given by mail.

         3.10 TELEPHONE MEETINGS. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.

         3.11 ADJOURNED MEETINGS. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least 24 hours' notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.12 hereof other than by mail, or at least three (3) days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

         3.12 NOTICE PROCEDURE. Subject to Sections 3.9 and 3.10 hereof, whenever, under the provisions of applicable law, the Certificate of Incorporation or these By-laws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director's address as it appears on the records of the Corporation, with postage thereon prepaid, or by telegram, telex, telecopy or other means of electronic transmission.

         3.13 WAIVER OF NOTICE. Whenever the giving of any notice to Directors is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any written waiver of notice unless so required by applicable law, the Certificate of Incorporation or these By-laws.

         3.14 ORGANIZATION. At each meeting of the Board, the Chairman, or in the absence of the Chairman, the CEO or, in the absence of the CEO, the President, or in the absence of the President, a chairman chosen by a majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

         3.15 QUORUM OF DIRECTORS. The presence in person of a majority of the Entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.

         3.16 ACTION BY MAJORITY VOTE. Except as otherwise expressly required by applicable law, the Certificate of Incorporation or these By-laws, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

         3.17 ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.


                                   ARTICLE 4

                            COMMITTEES OF THE BOARD

         The Board may, by resolution, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may adopt charters for one or more of such committees. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law (including Section 141(c)(2) of the General Corporation Law as it exists now or may hereafter be amended) and to the extent provided in the resolution of the Board designating such committee or the charter for such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. The Board may remove any Director from any committee at any time, with or without cause. Unless otherwise specified in the resolution of the Board designating a committee or the charter for such committee, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3 of these By-laws.


                                   ARTICLE 5

                                    OFFICERS

         5.1 POSITIONS. The officers of the Corporation shall be a CEO, a President, a Secretary, a Treasurer and such other officers as the Board may elect, including a Chairman, a Chief Financial Officer, a Controller, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by resolution of the Board. The Board may elect one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By-laws otherwise provide.

         5.2 ELECTION. The officers of the Corporation shall be elected by the Board at its annual meeting or at such other time or times as the Board shall determine.

         5.3 TERM OF OFFICE. Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer's successor is elected and qualifies or until such officer's earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer may be removed at any time, with or without cause, by the Board. Any vacancy occurring in any office of the Corporation may be filled by the Board. The removal of an officer, with or without cause, shall be without prejudice to the officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

         5.4 FIDELITY BONDS. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

         5.5 CHAIRMAN. The Chairman, if one shall have been appointed, shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by resolution of the Board.

         5.6      CHIEF   EXECUTIVE   OFFICER.   The  CEO  shall  have  general
supervision over, and direction of, the business and affairs of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of the Board. The CEO shall preside at all meetings of the Stockholders and at all meetings of the Board at which the Chairman (if there be one) is not present. The CEO may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed and, in general, the CEO shall perform all duties incident to the office of CEO of a corporation and such other duties as may from time to time be assigned to the CEO by resolution of the Board.

         5.7 PRESIDENT. The President shall have general supervision over, and direction of, the business and affairs of the Corporation, subject, however to the control of the CEO and the Board and any duly authorized committee of the Board. In the absence of the CEO, the President shall preside at meetings of the Stockholders and at meetings of the Board at which the Chairman (if there be one) is not present. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these By-laws to the CEO or some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed and, in general, the President shall perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the President by resolution of the Board.

         5.8 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have overall supervision of the financial operations of the Corporation and shall perform all duties incident to the office of chief financial officer of a corporation and such other duties as may from time to time be assigned the Chief Financial Officer by the CEO or resolution of the Board.

         5.9 CONTROLLER. The Controller shall be the chief accounting officer of the Corporation and shall perform all duties incident to the office of controller of a corporation and such other duties as may from time to time be assigned the Controller by the CEO, the Chief Financial Officer or resolution of the Board.

         5.10 VICE PRESIDENTS. The Vice-Presidents shall perform such duties as may from time to time be assigned to such Vice Presidents by the CEO, the President or resolution of the Board. At the request of the CEO or, in the absence of the CEO, the President, or, in the President's absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board, or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed.

         5.11 SECRETARY. The Secretary shall attend all meetings of the Board and of the Stockholders and shall record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and shall perform such other duties as may be prescribed by the Board, the CEO or the President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same on any instrument requiring it, and when so affixed, the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may, by resolution, give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the CEO, the President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by resolution of the Board, by the CEO or by the President.

         5.12 TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the CEO, the President or the Board, whenever the CEO, the President or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by resolution of the Board, by the CEO or by the President.

         5.13     ASSISTANT  SECRETARIES  AND ASSISTANT  TREASURERS.  Assistant
Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by resolution of the Board, by the CEO or by the President.


                                   ARTICLE 6

                                INDEMNIFICATION

         6.1 RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an "Other Entity"), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person in connection with such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

         6.2 PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, PROVIDED, HOWEVER, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 6 or otherwise.

         6.3 CLAIMS. If a claim for indemnification or advancement of expenses under this Article 6 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

         6.4 NONEXCLUSIVITY OF RIGHTS. The rights conferred on any Covered Person by this Article 6 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

         6.5 OTHER SOURCES. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person collects as indemnification or advancement of expenses from such Other Entity.

         6.6 AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article 6 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

         6.7      OTHER  INDEMNIFICATION  AND  PREPAYMENT  OF  EXPENSES.   This
Article 6 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.


                                   ARTICLE 7

                               GENERAL PROVISIONS

         7.1 CERTIFICATES REPRESENTING SHARES. Shares of the Company's stock may be certificated or uncertificated, or a combination of both, as permitted under Section 158 of the Delaware General Corporation Law. To the extent that shares are represented by certificates, such certificates shall be in such form as shall be approved by the Board and shall be signed by or in the name of the Corporation by the Chairman, if any, the CEO, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by such Stockholder in the Corporation. Any or all of the signatures upon a certificate may be facsimiles. In case any officer, transfer agent or registrar who has

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signed or whose facsimile  signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         7.2 TRANSFER AND REGISTRY AGENTS. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

         7.3 LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         7.4 FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

         7.5      SEAL.   The  corporate  seal  shall  have  the  name  of  the
Corporation inscribed thereon and shall be in such form as may be approved from

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time to time by the Board.  The seal may be used by  causing it or a  facsimile thereof to be impressed or affixed or otherwise reproduced.

         7.6 FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board.

         7.7 AMENDMENTS. Subject to the provisions of the Certificate of Incorporation, these By-laws may be altered, amended or repealed and new By-laws may be adopted either (i) by the Board or (ii) by the affirmative vote of at least 66-2/3% of the voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. The power of the Board to alter, amend or repeal By-laws or to adopt new By-laws shall not divest or limit the power of Stockholders to alter, amend or repeal By-laws or to adopt new By-laws.